UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 11, 2008

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxborough, Massachusetts	02035
(Address of principal executive offices)	(Zip Code)

(508) 203-4286

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 11, 2008, Stephen D. Chubb notified MZT Holdings, Inc. (the “Company”) that he was resigning as a member of its Board of Directors.  Mr. Chubb’s resignation is for personal reasons and does not involve any controversy or dispute with the Company.  On September 15, 2008, the Company's Board of Directors appointed Keith Lowey, age 47, to the Company’s Board of Directors to fill the vacancy created by Mr. Chubb’s resignation.

Mr. Lowey is a principal at Verdolino & Lowey, P.C. (“V&L”), an accounting firm that specializes in working with companies liquidating and winding up their operations.  Mr. Lowey joined V&L in 1990 and has been involved in over 2,000 bankruptcy cases, including 200 Chapter 11 cases, since 1990.  Prior to joining V&L, Mr. Lowey worked as a Controller and Chief Financial Officer for Stadium Management Corporation and as a Senior Auditor at Arthur Anderson & Co.

The Company will pay Mr. Lowey $5,000 per year for his service as a director of the Company.  The Company has engaged V&L to assist the Company in completing its liquidation and dissolution process.  For further information on the arrangements between the Company and V&L, including the fees to be paid by the Company to V&L, please see the Current Report on Form 8-K filed by the Company on December 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: September 16, 2008	By:	/s/ Craig R. Jalbert
Name: Craig R. Jalbert
Title: President